UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 27, 2023

QuickLogic Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-22671	77-0188504

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2220 Lundy Avenue, San Jose, CA		95131-1816
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (408) 990-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communicati1ons pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	QUIK	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On March 21, 2023, QuickLogic Corporation (the “Company”) entered into Common Stock Purchase Agreements with certain institutional investors for the sale of an aggregate of 450,000 shares of common stock, par value $0.001 (the “Common Stock”), in a registered direct offering. These share placements resulted in gross proceeds of approximately $2.3 million (the “Financing”). The purchase price for each share of Common Stock in the Financing was $5.14. The price per share reflects a 1.0% discount to the closing price on March 21, 2023.

The Company currently intends to use the net proceeds from the Financing for working capital, the development of next generation eFPGA-based products, including AI and open source hardware or software, and general corporate purposes. We may also use a portion of the net proceeds to acquire and/or license technologies and acquire and/or invest in businesses when the opportunity arises; however, we currently have no commitments or agreements and are not involved in any negotiations with respect to any such transactions.

The Common Stock is being offered pursuant to a prospectus supplement dated March 27, 2023, and a base prospectus dated August 26, 2022, which is part of a registration statement on Form S-3 (Registration No. 333-266942) that was declared effective by the Securities and Exchange Commission (the “SEC”) on August 26, 2022.

The foregoing description of the Common Stock Purchase Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Common Stock Purchase Agreement incorporated herein by reference.

A copy of the opinion of The NBD Group, Inc. relating to the legality of the issuance and sale of the Common Stock in this Financing is attached as Exhibit 5.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

	Exhibit Number	Description
*	5.1	Legal Opinion of The NBD Group, Inc.
	10.1	Form of Common Stock Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on September 20, 2022).
*	23.1	Consent of The NBD Group, Inc. (included in Exhibit 5.1).
	104	Cover Page Interactive Data File - The cover page XBRL tags are embedded within the inline XBRL document.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2023	QuickLogic Corporation

/s/ Elias Nader
Elias Nader Chief Financial Officer and Senior Vice-President, Finance (Principal Financial Officer)
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